UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2014

PERRIGO COMPANY PLC

(Exact name of registrant as specified in its charter)

Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

+353 1 7094000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 20, 2014, Perrigo Company plc (the “Company”), in connection with the offering previously announced earlier that day, entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Barclays Capital Inc., as representatives of the several underwriters named therein (together, the “Underwriters”), relating to the sale of 5,921,053 of its ordinary shares at a public offering price of $152.00 per share and the grant to the Underwriters of a 30-day option to purchase 888,157 additional ordinary shares (the “Offering”).

The Company estimates that the net proceeds from the Offering will be approximately $870.8 million (or approximately $1.0 billion if the Underwriters exercise in full their option to purchase additional ordinary shares).

The Company intends to use the net proceeds of the Offering, together with the proceeds of other financing sources, to fund the cash consideration for its proposed acquisition (the “Acquisition”) of Omega Pharma Invest NV (“Omega”) and to repay or refinance certain indebtedness of the Company and/or Omega. The Offering is not contingent on the consummation of the Acquisition. If the Acquisition is not consummated, then the Company intends to use the net proceeds of the Offering for general corporate purposes, which may include capital expenditures; the repayment of debt; investments in subsidiaries; additions to working capital; the repurchase, redemption or retirement of our securities; acquisitions and other business opportunities. The Offering is expected to close on November 26, 2014, which is prior to the expected date of the consummation of the Acquisition.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 8.01 Other Events.

On November 20, 2014, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 1.1	Underwriting Agreement, dated November 20, 2014, among the Company, J.P. Morgan Securities LLC and Barclays Capital Inc., as representatives of the several Underwriters.

Exhibit 99.1	Press release issued by Perrigo Company plc on November 20, 2014.

No Offer or Solicitation

This Form 8-K does not constitute an offer to sell, or an invitation to subscribe for, purchase or exchange, any securities, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this announcement in any jurisdiction in contravention of applicable law.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K includes certain “forward looking statements” within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of the Company, its expectations and its future financial condition and performance. Statements that are not historical facts, including statements about the Company’s managements’ beliefs and expectations, are forward looking statements. Words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology are intended to identify forward looking statements but are not the exclusive means of identifying such statements. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. By their nature, forward looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from the Company’s current expectations depending upon a number of factors affecting the Company’s business. These factors include, among others, the inherent uncertainty associated with financial projections; successful completion of the transactions contemplated herein; the risks and uncertainties normally incident to the pharmaceutical industry, including product liability claims and the availability of product liability insurance; market acceptance of and continued demand for the Company’s products; changes in tax laws or interpretations that could increase the Company’s tax liabilities; and such other risks and uncertainties detailed in the Company’s periodic public filings with the SEC, including but not limited to those discussed under “Risk Factors” in the Company’s Form 10-K for the fiscal year ended June 28, 2014, in the subsequent filings with the SEC and in other investor communications of the Company from time to time. The forward-looking statements in this document are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Signature

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2014

PERRIGO COMPANY PLC (Registrant)

By:	/s/ Judy L. Brown
Judy L. Brown Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)

Exhibit Index

Exhibit 1.1	Underwriting Agreement, dated November 20, 2014, among the Company, J.P. Morgan Securities LLC and Barclays Capital Inc., as managers of the several Underwriters.

Exhibit 99.1	Press release issued by Perrigo Company plc on November 20, 2014.